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                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-57664 and 333-120169) of Third Wave Technologies, Inc. pertaining to the 1995 Incentive Stock Option Plan, 1997 Incentive Stock Option Plan, 1997 Nonqualified Stock Option Plan, 1998 Incentive Stock Option Plan, 1999 Incentive Stock Option Plan, 1999 Nonqualified Stock Option Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan and in the related prospectuses of our reports dated March 4, 2005, with respect to the consolidated financial statements and schedule of Third Wave Technologies, Inc., Third Wave Technologies, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Third Wave Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                 Ernst & Young LLP

Milwaukee, Wisconsin
March 14, 2005

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